[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 4.4

EXECUTION VERSION

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”), effective as of January 5, 2011 (“Effective Date”), is entered into by and between Blackhawk Network Holdings, Inc., a Delaware corporation (the “Company”), whose principal place of business is 5918 Stoneridge Mall Road, Pleasanton, California 94588, [***], and [***], whose registered office is [***]

Recitals

WHEREAS, pursuant to the Certificate of Incorporation of the Company, the Company is authorized to issue up to an aggregate of (i) 140,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”);

WHEREAS, the Company and [***] have previously entered into a Warrant Issuance Agreement dated November 3, 2010 (the “Warrant Issuance Agreement”) pursuant to which the Company, subject to the terms and conditions therein, will issue to [***] a stock purchase warrant (the “Warrant”) for the purchase of shares of Common Stock of the Company;

WHEREAS, concurrently with the issuance of the Warrant, the Company and [***] will enter into a Joinder Agreement (the “Joinder Agreement”) pursuant to which [***] will become a party to certain provisions of the Stockholders Agreement (as defined in the Joinder Agreement); and

WHEREAS, [***] and the Company desire to make arrangements between themselves with respect to certain matters relating to the shares of Common Stock of the Company issuable under the Warrant (the “Warrant Shares”) and any Additional Securities (as defined below) purchased or otherwise acquired by [***], including the imposition of certain restrictions on and obligations with respect to the disposition thereof and such other matters as are addressed herein.

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. For purposes of this Agreement, the following defined terms shall have the meaning ascribed thereto below.

“Additional Securities” shall mean all shares of Common Stock and any other security of the Company, any direct or indirect subsidiary of the Company or any successor thereto, purchased or otherwise acquired by [***] after the Effective Date, including the Warrant Shares; provided that the Warrant and any other stock purchase warrants, stock options, or other rights to subscribe for any security of the Company shall not be deemed to be Additional Securities under this Agreement.

“Agreement” shall have the meaning set forth in the first paragraph hereof.

“Alliance Partner Agreement” shall mean that certain Alliance Partner Agreement dated September 27, 2010 by and between BHN and [***], as amended from time to time.

Investor Agreement

EXECUTION VERSION

“Appraisal” means the written appraisal used by the Board to determine the Market Value of the Capital Stock of the Company.

“BHN” shall mean Blackhawk Network, Inc., an Arizona corporation and wholly-owned subsidiary of the Company.

“Board” shall mean the Board of Directors of the Company.

“Call Right” shall have the meaning set forth in Section 3(a).

“Call Right Exercise Notice” shall have the meaning set forth in Section 3(c).

“Call Right Exercise Period” shall have the meaning set forth in Section 3(c).

“Call Right Purchase Price” shall have the meaning set forth in Section 3(b).

“Called Securities” shall have the meaning set forth in Section 3(a).

“Capital Stock” shall have the meaning set forth in the first recital hereto.

“Change in Control” shall have the meaning ascribed to such term in the Stockholders Agreement.

“Common Stock” shall have the meaning set forth in the first recital hereto.

“Company” shall have the meaning set forth in the first paragraph hereof.

“Dispose or Disposition” means to directly or indirectly, voluntarily or involuntarily sell, transfer, convey, negotiate, pledge, hypothecate, assign or in any other way dispose of any shares of stock or other securities.

“Early Exercise” shall have the meaning ascribed to such term in the Warrant Issuance Agreement.

“Final Holding Period Date” shall have the meaning set forth in Section 3(c).

“Initial Public Offering” shall have the meaning ascribed to such term in the Stockholders Agreement.

“Joinder Agreement” shall have the meaning set forth in the third recital hereto.

“Majority Owner” shall mean Safeway Inc., a Delaware corporation.

“Market Value” shall mean the fair market value of the Warrant Shares as of the applicable date as determined by the Board based upon the most recent written appraisal of the Company’s Capital Stock (not more than seven (7) months old) by a nationally recognized appraisal firm and reflecting such discounts as may be used in such appraisal; provided that if (i) an appraisal of the Company’s Capital Stock has not been completed within the seven (7) month period prior to the date of receipt by the Company of such date, or (ii) the Board determines that (x) one or more material events or material developments related to the Company’s business has occurred since the date of the most recent appraisal and (y) such event(s) or development(s) potentially affects the valuation of the Capital Stock, then in each such case, a nationally recognized appraisal firm will be hired by the Board to prepare a more recent appraisal of the Company’s Capital Stock.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Investor Agreement	2

EXECUTION VERSION

“Preferred Stock” shall have the meaning set forth in the first recital hereto.

“Public Market” shall have the meaning ascribed to such term in the Stockholders Agreement.

“Put Right” shall have the meaning set forth in Section 4(a).

“Put Right Exercise Notice” shall have the meaning set forth in Section 4(c).

“Put Right Exercise Period” shall have the meaning set forth in Section 4(c).

“Put Right Purchase Price” shall have the meaning set forth in Section 4(b).

“Put Securities” shall have the meaning set forth in Section 4(a).

“Securities” shall mean all Warrant Shares and Additional Securities then held by [***]

“Securities Act” means the Securities Act of 1933, as amended.

“Spin-off” shall have the meaning ascribed to such term in the Stockholders Agreement.

“Stockholders Agreement” shall mean that certain Second Amended and Restated Stockholders’ Agreement dated as of August 26, 2008 by and among the Company, the Majority Owner, and the Stockholders (as defined therein).

[***]

“Termination” shall have the meaning set forth in Section 3(a).

“Valuation Certification” shall have the meaning set forth in Section 2.

“Warrant” shall have the meaning set forth in the second recital hereto.

“Warrant Shares” shall have the meaning set forth in the fourth recital hereto.

“Warrant Issuance Agreement” shall have the meaning set forth in the second recital hereto.

2. Notice of Intent to Effect Certain Transactions; Market Value Information. The Company shall issue to [***], not less than 60 days nor more than 180 days prior to the effective date of an Initial Public Offering or a Spin-Off, a written notice indicating the Company’s or Majority Owner’s bona fide intention to effect an Initial Public Offering or a Spin-Off, such notice to be accompanied by (i) the most recent consolidated financial statements of the Company and its subsidiaries prepared in a manner consistent with financial statements to be included in a registration statement on Form S-1 or Form 10, as applicable, and (ii) a draft of any disclosure to be included in the registration statement on Form S-1 or Form F-10, as applicable, pursuant to Item 404 of Regulation S-K substantially in the form to be filed with the Securities and Exchange Commission in connection with the Initial Public Offering or Spin-Off. The Company shall also issue to [***] a written notice not less than thirty (30) days prior to the closing of a transaction that will result in a Change in Control, and such notice shall be accompanied by a description of the material terms of such Change of Control, including the consideration payable or issuable to the holders of the Common Stock of the Company in connection with the Change of Control. Additionally, if there is no Public Market for the Common Stock at any time

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Investor Agreement	3

EXECUTION VERSION

when the Warrant is exercisable, the Company shall, within ten (10) business days of a written request by [***], provide to [***] a written statement of the Company’s chief financial officer certifying the Market Value of the Warrant Shares, the date of the appraisal determining such Market Value, the date approved by the Company’s Board of Directors, and confirming that no subsequent appraisals have been made, accompanied by an excerpt from such written appraisal stating the Market Value (collectively, the “Valuation Certification”). The obligations of the Company under this Section 2 shall terminate upon the earliest to occur of an (i) Initial Public Offering and (ii) a Spin-Off; provided that no such termination shall relieve the Company for liability for breach of any obligation of the Company under this Section 2 prior to such termination.

3. Call Right With Respect to Securities Held by [***].

(a) Call Right. Subject to Section 3(e) hereof, in the event of any expiration (without renewal) or termination of the Alliance Partner Agreement for any reason whatsoever (a “Termination”), the Company and any assignee, in its sole discretion, shall have the right and option to repurchase or purchase (the “Call Right”) for the period set forth in Section 3(c) of all (but not less than all) of the Warrant Shares then held by [***] (the “Called Securities”) at the purchase price set forth in Section 3(b) hereof.

(b) Call Right Purchase Price. The Call Right shall be exercisable by the Company at the Market Value of the Warrant Shares as of the date the Call Right Exercise Notice is given or deemed given in accordance with Section 3(c) hereof (the “Call Right Purchase Price”).

(c) Call Right Exercise Period. The “Call Right Exercise Period” is the period (i) commencing on the later of (A) the date of Termination and (B) the Final Holding Period Date and (ii) ending on the date that is twelve (12) months following the later of (A) the date of the Termination and (B) the date of issuance of Warrant Shares that follows any Termination. The “Final Holding Period Date” is the date that is one hundred eighty-one (181) days following the date of the issuance of Warrant Shares. Subject to Section 3(e) hereof, the Company shall have the right at any time during the Call Right Exercise Period to exercise its Call Right by giving [***] written notice (the “Call Right Exercise Notice”) of its election to purchase the Called Securities. Any Call Right Exercise Notice received by [***] prior to the commencement of the Call Right Exercise Period shall be deemed given on the first day of the Call Right Exercise Period. The Company’s right to exercise the Call Right shall terminate at 5:00 p.m., P.S.T., on the last day of the Call Right Exercise Period. Each Call Right Exercise Notice shall be accompanied by a Valuation Certification, or if a Call Right Exercise Notice is given prior to the first day of the Call Right Exercise Period, the Company shall deliver to [***] a Valuation Certification on the first day of the Call Right Exercise Period.

(d) Closing. The closing of the Call Right transaction shall occur not later than fifteen (15) business days following the date the Call Right Exercise Notice is given or deemed given to [***]. At the closing, the Company shall deliver to [***], in immediately available funds, the Call Right Purchase Price against delivery to the Company of a stock certificate or certificates or other instrument, as applicable, duly representing all of the Called Securities, duly endorsed in blank by [***] or having attached thereto a stock power duly executed by [***] in proper form for transfer, along with customary representations and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Investor Agreement	4

EXECUTION VERSION

warranties by [***] as to authority to sell the Warrant Shares and that it owns all of its Called Securities free and clear of any liens, restrictions, security interests, or encumbrances whatsoever, other than those created by this Agreement, the Warrant Issuance Agreement, the Warrant, the Joinder Agreement, and the Stockholders Agreement and restrictions under applicable securities laws.

(e) Termination of Call Right. The provisions of this Section 3(a) through (d) shall terminate upon the earliest to occur of the closing of (i) an Initial Public Offering and (ii) a Spin-Off.

4. Put Right With Respect to Securities Held by [***].

(a) Put Right. Subject to Section 4(e) hereof, [***], in its sole discretion, shall have the right to require the Company to repurchase (the “Put Right”) all (but not less than all) of the Warrant Shares then held by [***] (the “Put Securities”) for the period set forth in Section 4(c) hereof and at the purchase price set forth in Section 4(b) hereof.

(b) Put Right Purchase Price. The Put Right shall be exercisable by [***] at the Market Value of the Warrant Shares as of the date the Put Right Exercise Notice is given or deemed given in accordance with Section 4(c) hereof (the “Put Right Purchase Price”).

(c) Put Right Exercise Period. The “Put Right Exercise Period” is the period commencing on the Final Holding Period Date and ending on July 15, 2016, and during which period there is no Public Market. Subject to Section 4(e) hereof, [***] shall have the right at any time during the Put Right Exercise Period to exercise its Put Right by giving the Company written notice (the “Put Right Exercise Notice”) of its election to require the Company to purchase the Put Securities. Any Put Right Exercise Notice given prior to the commencement of the Put Right Exercise Period shall be deemed given on the first day of the Put Right Exercise Period. Subject to Section 4(e) hereof, [***] right to exercise the Put Right shall terminate at 5:00 p.m., P.S.T., on the last day of the Put Right Exercise Period. Within ten (10) business days after a Put Right Exercise Notice is given or deemed given to the Company, the Company shall deliver to [***] a Valuation Certification for the Market Value of the Warrant Shares as of the date the Put Right Notice is given or deemed given. In the event that the Market Value of the Warrant Shares reflected in the Valuation Certification is less than the most recent Market Value of the Warrant Shares disclosed to [***], then [***] shall have the right (except with respect to the exercise of the Put Right pursuant to Section 4(e)(ii)a. hereof) to revoke its Put Right Exercise Notice prior to the closing of such Put Right transaction by giving the Company written notice of revocation not later than ten (10) days after its receipt of the Valuation Certification.

(d) Closing. The closing of the Put Right transaction shall occur at a mutually agreed upon time during the thirty (30) day period (or in the event of a termination of the Put Right pursuant to Section 4(e)(ii) hereof, the sixty (60) day period) following the date the Put Right Exercise Notice is given or deemed given to the Company. At the closing, the Company shall deliver to [***], in immediately available funds, the Put Right Purchase Price against delivery to the Company of a stock certificate or certificates or other instrument, as applicable, duly representing all of the Put Securities, duly endorsed in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Investor Agreement	5

EXECUTION VERSION

blank by [***] or having attached thereto a stock power duly executed by [***] in proper form for transfer, along with customary representations and warranties by [***] as to its authority to sell the Put Securities and that it owns all of its Put Securities free and clear of any liens, restrictions, security interests, or encumbrances whatsoever, other than those created by this Agreement, the Stock Warrant Agreement, the Warrant, the Joinder Agreement, and the Stockholders Agreement and restrictions under applicable securities laws.

(e) Termination of Put Right.

(i) The provisions of Section 4(a) through (d) shall terminate on the earliest to occur of (a) the closing of an Initial Public Offering; (b) the closing of a Spin-Off; and (c) July 15, 2016.

(ii) In addition, in the event of a Termination (as defined in Section 3(a)), where (x) the termination occurs between April 1, 2014 and July 15, 2016 and (y) there is not a Public Market at the time the Put Right Notice is given, then:

a. where the Termination notice is given by Blackhawk, the Put Right shall be deemed exercised by [***], and a Put Right Exercise Notice shall be deemed given, without any further action by either party, on the first day of the Put Right Exercise Period following the date of such Termination.

b. where the Termination notice is given by [***], then the Put Right shall terminate on the later of (a) sixty (60) days after the date of such Termination or (b) the first business day after the Final Holding Period Date.

5. Market Stand-Off Agreement. [***] shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Securities, including, without limitation, the Warrant Shares, for a period of time specified by the managing underwriters (not to exceed 180 days) following the effective date of any registration statement of the Company for an Initial Public Offering filed under the Act. [***] agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Securities until the end of such period. The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

6. Miscellaneous.

(a) Entire Agreement Amendment and Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified, amended or terminated except by a written instrument duly executed by the parties hereto.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Investor Agreement	6

EXECUTION VERSION

(b) Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure, breach or default.

(c) Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(d) Successors and Assigns. The Company may assign the Call Right and its obligation under the Put Right, in whole or in part, to one or more Persons; provided that no such assignment of the Company’s obligation under the Put Right shall relieve the Company of any obligation thereunder. This Agreement shall be binding upon and inure to the benefit of the Company, its successors, and assigns. There are no third-party beneficiaries to this Agreement, except that the Majority Owner is a third-party beneficiary entitled to enforce the provisions of this Agreement, and except that the underwriters of the Company’s stock are third-party beneficiaries of the obligations of [***] under provisions of Section 5 hereof.

(e) Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the content of said sections.

(f) Injunctive Relief. The Securities cannot be readily purchased or sold in the open market and, for that reason, among others, the Company and [***] will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning the Disposition of any Securities hereunder, an injunction may be issued mandating or restraining such Disposition of Securities pending the determination of such controversy. Any right or obligation to purchase or sell any of the Securities shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and in addition to any other remedy that the parties may have.

(g) Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

(h) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Investor Agreement	7

EXECUTION VERSION

(i) Notices. Any notice, request or other communication hereunder shall be in writing and shall be deemed to be duly given when delivered personally, by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service as set forth below (or such other addresses as a party hereafter provide the other party):

If to [***] to: [***]	If to Blackhawk to: Blackhawk Network Holdings, Inc. 5918 Stoneridge Mall Road Pleasanton, CA 94588-3229 [***] Fax: 925-226-9083 Attn: Chief Executive Officer

With a copy to: [***]	With a copy to: Blackhawk Network Holdings, Inc. Legal Department 5918 Stoneridge Mall Road Pleasanton, CA 94588 [***] Fax: 925-226-9728 Attn: David E. Durant, Esq.

(j) Recapitalizations, Exchanges, etc. Affecting the Securities. This Agreement shall apply, to the full extent set forth herein, with respect to all of the Securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued at any time in respect of, in exchange for, or in substitution of, such equity and debt securities (and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassification, recapitalizations, reorganizations and the like occurring after the Effective Date), owned by [***] or any permitted transferee of the Securities as provided in Section 8(d) of the Joinder Agreement. Each person to whom any Securities are to be issued or transferred in accordance with and subject to the provisions of this Agreement shall be required to execute a copy of this Agreement and acknowledge in writing that he, she or it is bound by the terms of this Agreement prior to delivery to such transferee of any such Securities or any certificate therefor and prior to such transferee receiving any rights under this Agreement.

(k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronically (such as a .pdf or other such file) shall be as effective as delivery of a manually executed counterpart of this Agreement.

(l) Dispute Resolution; Remedies.

(i) Dispute Resolution. The dispute resolution procedures set forth in the Warrant Issuance Agreement shall govern any controversy, claim or dispute of whatever nature arising between the parties hereto concerning their respective rights and obligations under this Agreement, or the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Investor Agreement	8

EXECUTION VERSION

breach, termination, enforceability, scope or validity of this Agreement and/or the rights or obligations of the parties arising out of or relating to this Agreement or the breach, termination, negotiation or validity hereof.

(ii) Remedies. Each party hereby waives any and all rights it may have to receive exemplary or punitive damages with respect to any claim it may have against the other party, it being agreed that no party shall be entitled to receive money damages in excess of its actual compensatory damages, notwithstanding any contrary provision contained in this Agreement or otherwise.

(m) Miscellaneous. Nothing in this Agreement shall require a party hereto to take any action in violation of applicable law. Each party and its counsel have fully participated in the review and revision of this Agreement, and any rule of construction to the effect that ambiguities are to be construed against the drafter shall not be applied in this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

COMPANY:	BLACKHAWK NETWORK HOLDINGS, INC.

By:

Name:

Title:

[***]:	[***]

By:

Name:

Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Investor Agreement	9